Exhibit 99.1

BARE ESCENTUALS, INC. REITERATES FULL YEAR FISCAL 2007 GUIDANCE

Provides Second Quarter Earnings Guidance

SAN FRANCISCO, CA (June 5, 2007) ― Bare Escentuals, Inc. (Nasdaq: BARE) today reaffirmed its fiscal year 2007 guidance for its fiscal year ending December 31, 2007. The Company continues to anticipate full year fiscal 2007 diluted earnings to be between $0.89 and $0.94 per share on approximately 93.2 million shares outstanding.

In addition, Bare Escentuals provided quarterly guidance for the second quarter of fiscal 2007. For its second fiscal quarter ending June 30, 2007, the Company anticipates fully diluted earnings to be between $0.20 and $0.22 per share. For the second quarter of fiscal 2007, total sales growth versus the prior year is expected to be in the range of 27% to 30% as the Company continues to experience strong consumer demand for its products. On a channel basis, year-over-year sales growth for the second quarter of fiscal 2007 is expected to be in line with first quarter growth rates, with the exception of the Infomercial channel which is expected to be flat relative to prior year. The Company continues to expect modest growth in infomercial sales in fiscal 2007.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $325 million as of April 1, 2007; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended April 1, 2007, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Integrated Corporate Relations, Inc.
Andrew Greenebaum / Christine Lumpkins, 310-954-1100
agreenebaum@icrinc.com ; clumpkins@icrinc.com

Source: Bare Escentuals, Inc.